EXHIBIT 99.1

Splash Beverage Group Signs Letter of Intent for Acquisition and Merger with Established Hemp and CBD Operator Medterra

Proposed Combination Marks Strategic Re-Alignment as a Public Cannabinoid Wellness Platform

Fort Lauderdale, FL – March 5, 2026 — Splash Beverage Group, Inc. (NYSE American: SBEV) (“Splash” or the “Company”) today announced it has executed a non-binding Letter of Intent (“LOI”) for a proposed merger with Medterra CBD, LLC (“Medterra”), a leading manufacturer and multi-brand operator of federally compliant cannabinoid wellness products sold to over 2 million customers across the United States and Internationally.

The proposed transaction represents a transformative step in the Company’s evolution and the re-alignment and branding as a growth-oriented platform focused on cannabinoid wellness, regulated consumer health, and scalable brand development through the curation of an established house of brands.

Through this proposed partnership, Splash and Medterra would be positioned to drive category leadership in the emerging cannabinoid wellness market by leveraging operational scale, access to public markets, a seasoned executive team and a disciplined growth strategy focused on the curation of a house of brands that have a strong track record of delivering consistent, high-quality products to consumers. The companies also plan to participate in a CBD pilot initiative under evaluation by CMS, which could represent a meaningful long-term growth opportunity, as discussed below. Additional details regarding the Company’s rebranding and strategic evolution will be announced in due course.

Medterra brings an established operating infrastructure, disciplined regulatory approach, strong brand portfolio with millions of customers served, proven management team, and a demonstrated record of profitable growth. During the fiscal year 2025, Medterra generated over $52 million in revenue and was profitable, demonstrating its strong brand equity and established operational capabilities. With this partnership, Splash and Medterra intend to build a broader strategy centered on category leadership in the budding cannabinoid wellness vertical, operational scale, and strategic but responsible expansion.

Management Commentary

“This proposed combination represents more than a transaction — it marks the beginning of a new chapter for Splash as we evolve into a platform company built for the future of cannabinoid wellness,” said Brady Cobb, Board Member of Splash Beverage Group. “We believe the industry is approaching a period of significant growth driven by regulatory progress, increasing consumer adoption, and institutional engagement. By partnering with a proven operator like Medterra and leveraging our access to public markets, we intend to build a scaled, disciplined organization positioned to lead through the next phase of industry development. We look forward to sharing further updates on leadership, rebranding, and the detailed path forward in short order.”

MedTerra’s CEO JP Larsen stated, “This transaction represents a pivotal moment for Medterra. Partnering with Splash provides the resources and capital markets access to scale our platform at a time when the cannabinoid industry is entering a new era of legitimacy and growth driven by federal reform. Together, we intend to build one of the leading compliant wellness platforms in the sector, expanding our reach while maintaining the quality, science, and trust that define our brands.”

Positioned at a Regulatory and Market Inflection Point

Splash management believes the transaction aligns with increasing regulatory clarity and growing institutional interest in federally compliant cannabinoid products, including ongoing federal policy developments related to hemp, CBD and cannabis rescheduling, as directed by an executive order signed by President Trump on December 16, 2025. This executive order also included a cannabinoid pilot initiative for CBD that is being evaluated through the Centers for Medicare & Medicaid Services (“CMS”). These initiatives are designed to assess structured pathways for physician-recommended, federally compliant hemp-derived CBD products within regulated healthcare frameworks, including reimbursement models for qualifying beneficiaries from the federal government.

While program parameters continue to evolve and no assurances can be made regarding qualification or participation, management believes that scaled, compliance-focused operators with documented product quality standards and consumer usage data, could be well positioned as regulatory frameworks mature.

Medterra has served millions of customers across the United States and internationally and has developed a portfolio of science-driven cannabinoid formulations, some of which are already registered with the federal government and supported by consumer feedback and quality assurance infrastructure.

Industry participants have suggested that structured reimbursement pathways for cannabinoid wellness products could significantly expand total addressable market opportunity, with some operators referencing a potential U.S. market exceeding $30 billion should federal reform and reimbursement frameworks advance. Management believes that the proposed combination positions the Company to evaluate participation in these emerging healthcare channels while continuing to operate within existing federally compliant guidelines for hemp and CBD.

Transaction Overview

Subject to completion of the transaction and required approvals, J.P. Larsen from Medterra is expected to join the combined company’s Board of Directors and assume a senior operating leadership role.

The Company intends to file a Current Report on Form 8-K with the U.S. Securities and Exchange Commission in connection with execution of the LOI, which will include additional details regarding the proposed transaction. The proposed transaction is subject to the execution of definitive agreements and shareholder approvals as required by the NYSE American Exchange.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential business combination with Medterra, terms and benefits of such transaction and other future events and contingencies relating thereto, including the potential benefits of such a transaction, anticipated regulatory developments in the cannabinoid product industry and the prospective market for such products. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, our ability to negotiate and enter into a definitive agreement, our need to raise sufficient capital to repay Medterra’s indebtedness which will be a condition to closing and additional funding to meet our working capital needs, our ability to reach an agreement with Medterra’s lender on the value of certain warrants, the need for consents and approvals from third parties to proceed with the transaction and any risks and uncertainties which may arise from any failure to obtain such consents and approvals, the possibility that the acquisition does not yield the benefits expected or desired, our ability to maintain our listing on NYSE American before or following the transaction including the fact that the NYSE American must approve the change of control, regulatory uncertainty and our need to comply with regulations with respect to Medterra’s business which operates in a highly regulated industry, the impact of any future U.S. action on tariffs and U.S. trade policy and other government actions, external forces such as geopolitical conflicts and the possibility of a recession in the U.S. and abroad, the possibility that projections and assumptions on which the forward-looking statements are based prove to be incorrect including the possibility that positive regulatory reform in the cannabinoid product industry does not occur as or to the extent expected or desired, and the Risk Factors contained in our Prospectus filed January 6, 2026. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.